Exhibit 99.2

September 1, 2009

To ERHC Shareholders:

I am happy to update the ERHC Energy family on the company’s recent progress.

First of all, many congratulations are due this Company and its technical partners, Sinopec Corporation (“Sinopec”) and Addax Petroleum Corporation (“Addax”) in the Nigeria-São Tomé and Príncipe Joint Development Zone (JDZ).  Drilling is now underway in JDZ Blocks 2 and 4 in which ERHC has interests.  This is an exciting time for the ERHC family.  It has taken years of hard work and determination to get to this point and we are all proud of what this Company has achieved.

It is remarkable that exploration in the JDZ is currently being driven by ERHC’s technical partners.  In addition, ERHC has interests in more of the JDZ Blocks than any other company.  We are therefore a premier player in the region where our role has historically been and continues to be fundamental.

The start of exploratory drilling in the Blocks is the third step in a five step process towards realizing the Company’s assets in those Blocks. We are therefore more than halfway there already!  The process started with acquisition of the Company’s oil and gas assets. In step two, geologists and engineers used cutting edge technologies to evaluate prospects.

The current exploration phase involves testing the scientific conclusions and gathering additional information. If all goes as expected, exploration will be followed by full field development activities to establish the subsea production infrastructure. And finally, thereafter, we will be ready for the ultimate step: oil and gas production to realize the value of our assets.

As you can imagine, each step takes considerable expertise and the resulting production, if in commercial quantities, may considerably enhance shareholder value. It is, however, important for everyone associated with ERHC to understand that each step takes time, financial resources and work. No guarantees can be given at this stage that there will be production in commercial quantities.

Exploratory Drilling

In JDZ Block 2, in which ERHC has a 22 percent interest, Sinopec has commenced drilling the Bomu-1 prospect with the Sedco-702 semisubmersible rig. Due to the capacity of the Sedco-702, we expect it will take approximately 45 days to drill the Bomu-1 Prospect, although the actual timing is dependent on many factors, such as drilling penetration rate, fluids encountered, borehole stability and equipment maintenance, among others.

Also last week, Addax began drilling the Kina prospect in JDZ Block 4, in which ERHC has a 19.5 percent interest. Addax is using the highly sophisticated Deepwater Pathfinder drill ship. We estimate drilling the initial well will take approximately 30 days.

A commercial oil discovery is certainly the desired outcome. Over the coming four months, a total of five wells are expected to be drilled. Each well will be evaluated using several standard oilfield methods and the rock properties and reservoir fluids will be measured and evaluated.

The information from these wells will assist in understanding the geology and hydrocarbon potential of the various prospects being drilled. More importantly, it will help the exploration team to understand the prospectivity of the entire area.

The drilling later this fall in the Lemba prospect in JDZ Block 3 will also provide critical information. Last week, Addax announced it had acquired an additional 51 percent stake in JDZ Block 3 from Anadarko and will assume the operatorship of the Block. This is great news for ERHC as it accelerates the drilling timeline for Block 3 and further integrates the drilling campaign between the various Blocks in which the Company has interests.

It is anticipated that the Deepwater Pathfinder will drill the Lemba prospect in Block 3 in late-September or early-October this year after drilling the Kina prospect in Block 4.

We are working in what we expect to be a large oil field encompassing many prospects throughout the JDZ.  Whether one prospect proves to be a major or modest discovery is less important than what we learn about prospectivity throughout the wells being drilled.  While it may be tempting to score each individual well as pass/fail, this is not how exploration is done.

Reliable Information Sources

Analyzing drilling results and incorporating them into the relevant geologic and fluid models takes time.  Moving from field appraisal and development and onto production takes time. There are no shortcuts.  As has been the case in the past, we will continue to work diligently at it all.  There are certainly exciting times ahead but please be cautious about putting undue reliance on rumors and speculation in the coming months as these important processes are undertaken. As has been the practice in the JDZ, accurate, material information on the progress in the JDZ Blocks will emanate from the operators or the JDA.  ERHC will publish such information in a timely manner in accordance with our contractual and regulatory obligations.

To make it easier to access information about the Company, ERHC recently upgraded its Web site. I encourage you to visit www.erhc.com and see our new and more vibrant look that is designed to make it easier to see all that is happening in these exciting times.

The start of exploratory drilling in two of our JDZ Blocks is yet another significant milestone achieved in the remarkable journey that ERHC has been on.  The Company continues to progress toward its vision.  We eagerly anticipate the accomplishment of more objectives on our JDZ assets in the coming months.

Our shareholders have been remarkably supportive and committed through the journey so far.  I thank you all for your continued interest in ERHC and your trust.  If you have questions, please submit them to Dan Keeney, our investor relations representative, at dan@dpkpr.com.

Sincerely,

Peter Ntephe
Chief Operating Officer

About ERHC Energy
ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in the highly prospective Gulf of Guinea and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

This document contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders’ meetings, response to the Senate Subcommittee investigation, developments in the SEC investigation of the Company and related proceedings, as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in the JDZ and the exclusive territorial waters of Sao Tome and Principe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this document. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.